As filed with the Securities and Exchange Commission on September 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1990949
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone: (651) 325-4300
(Address, including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Dennis M. Lindahl
Executive Vice President, Chief Financial Officer and Treasurer
180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone:  (651) 325-4300
Facsimile:  (651) 325-2001
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Eric R. Jacobsen	W. Morgan Burns
Senior Vice President, General Counsel and Secretary	Jonathan R. Zimmerman
180 East Fifth Street, Suite 1300	Faegre & Benson LLP
Saint Paul, Minnesota 55101	2200 Wells Fargo Center
Telephone: (651) 325-4300	90 South Seventh Street
Facsimile: (651) 325-2001	Minneapolis, Minnesota 55402-3901
Telephone: (612) 766-7000
Facsimile: (612) 766-1600

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	1,304,013 shares	$9.06	$11,814,358	$1,391

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the registrant’s common stock on the Nasdaq National Market on September 26, 2005.

(2)                                  Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.0001177 by the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER     , 2005

GANDER MOUNTAIN COMPANY

1,304,013 Shares of Common Stock

This prospectus covers the resale of an aggregate of up to 1,304,013 shares of our common stock, consisting of shares issuable upon conversion of floating rate convertible subordinated notes (including principal and the maximum amount of unpaid interest that may accrue during any semi-annual interest period), which may be offered for sale from time to time by the selling shareholders named herein.  As of September 28, 2005, none of the selling shareholders has exercised its conversion rights under the notes.

We issued the notes in a private placement on August 16, 2005.  This prospectus will be used by the selling shareholders to resell the common stock issuable upon conversion of their notes.

Interest on the notes is payable on February 15 and August 16 of each year, beginning on February 15, 2006.  The notes are convertible by holders into shares of our common stock at a conversion price of $16.00 per share (subject to adjustment in certain events) at any time following issuance of the notes, unless we previously have redeemed the notes or the notes have matured.  In the event the volume-weighted average closing price of our common stock equals or exceeds $24.00 for any 20 out of 30 consecutive trading days, we may require the conversion of the note into shares of our common stock.

The notes will mature on August 15, 2010.  We may redeem some or all of the notes at any time after August 15, 2007 at 100% of the outstanding principal amount of the notes, plus accrued and unpaid interest.

The notes are our unsecured obligations and are subordinated in right of payment to substantially all of our debt.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling shareholders.  We will not receive any proceeds from the sale of these shares.

The selling shareholders may offer the common stock through one or more of the methods described under the caption “Plan of Distribution” in this prospectus.

Our common stock trades on the Nasdaq National Market under the ticker symbol “GMTN.”  On September 27, 2005, the closing price of our common stock was $8.87 per share.

Investing in our common stock involves risks.  See “Risk Factors Affecting Current and Future Results” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2005.

In making your investment decision, you should rely only on the information contained in this prospectus and in any prospectus supplement, including the information we are incorporating by reference.  We have not, and the selling shareholders have not, authorized anyone to provide you with any other information.  If you receive any unauthorized information, you must not rely on it.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we have incorporated by reference, contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors Affecting Current and Future Results,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:

•                  our ability to execute our current business strategy focusing on larger format stores;

•                  our concentration of stores in the Great Lakes region of the United States and seasonal fluctuations in our business;

•                  the weather conditions in the markets we serve;

•                  our ability to raise capital in the future;

•                  our lack of familiarity with markets in which we will open future stores;

•                  our inability to locate suitable sites for new stores;

•                  delays in new store openings;

•                  our ability to attract and retain management talent and store employees;

•                  disruptions or natural disasters at our distribution facility or that affect our information systems;

•                  strain on our infrastructure, including increased demands on our information systems and distribution center resulting from our growth, and the cost of compliance with recently enacted laws and listing requirements, such as the Sarbanes-Oxley Act of 2002;

•                  our ability to generate sales and control expenses in order to operate profitably;

•                  changes in consumer preferences, general economic conditions or consumer discretionary spending;

•                  our ability to respond to increased competition;

•                  the loss of key vendors or manufacturers, including foreign manufacturers of our owned-brand merchandise;

•                  changes in commercial practices of our key vendors or manufacturers, such as changes in vendor support and incentives or changes in credit or payment terms;

•                  the impact of product liability claims, other litigation and government regulations;

•                  the controlling interest of the members of the Erickson family and their affiliates in our company and their ability to influence or control matters approved by our shareholders; and

•                  other factors described in this prospectus under the heading “Risk Factors Affecting Current and Future Results.”

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date of the documents we have incorporated by reference in this prospectus.  You should read this prospectus, including the documents we have incorporated by reference, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ii

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

We filed a registration statement on Form S-3 with the Securities and Exchange Commission for this offering. This prospectus does not contain all of the information in the registration statement.  In addition, we file annual, quarterly and special reports, proxy statements and other information with the Commission.  The registration statement and our other Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy the registration statement and any other document we file with the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.  Our Commission filings are also available on our website at www.GanderMountain.com under “Investor Relations.”  Alternatively, you may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We “incorporate by reference” into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that we file with the Commission after the date of this prospectus will automatically update this prospectus.  We incorporate by reference the documents listed below, and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that the selling shareholders sell all the securities offered by this prospectus (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

•                  Annual Report on Form 10-K for the year ended January 29, 2005, Commission File No. 000-50659;

•                  Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, Commission File No. 000-50659;

•                  Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, Commission File No. 000-50659

•                  Definitive proxy statement for our annual meeting of shareholders held on June 8, 2005, filed on May 6, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K as filed on March 1, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K as filed on March 9, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K as filed on March 9, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K as filed on March 18, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K as filed on July 22, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K, as filed on August 17, 2005, Commission File No. 000-50659;

•                  Current Report on Form 8-K, as filed on September 27, 2005, Commission File No. 000-50659; and

•                  the description of our common stock contained in the Registration Statement on Form 8-A as filed on March 30, 2004 including any amendments or reports filed for the purpose of updating the description, Commission File No. 000-50659.

You may request a copy of these filings at no cost, by writing to or telephoning us at:

Gander Mountain Company
180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone:  (651) 325-4300
Attention: Secretary

iii

SUMMARY

The following summary contains basic information about us and this offering.  It does not contain all of the information that you should consider in making your investment decision.  You should read and consider carefully all of the information in this prospectus, including the information set forth under “Risk Factors Affecting Current and Future Results,” as well as the more detailed financial information, including the consolidated financial statements and related notes thereto, appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision.

Gander Mountain Company

Gander Mountain Company is a leading specialty retailer offering a broad assortment of competitively priced merchandise that caters to the needs of outdoor lifestyle enthusiasts, with a particular focus on hunting, fishing and camping.  Since its origin in 1960, our brand name has had a heritage of strong appeal and relevance to consumers who participate in outdoor sports and recreation activities.  Our core strategy and focus is to provide our target customer with a unique retail experience founded upon our “We Live Outdoors” culture and theme.  We are transforming our market position from a traditional specialty store to a larger format, category-focused store by opening larger format stores and increasing the selling space within our existing stores.  The larger format strategy has allowed us to offer our customers a broader and deeper assortment of merchandise.  We offer competitively priced hunting, fishing, camping and boating equipment, accessories and related technical apparel and footwear, as well as gunsmith, archery, ATV and marine services.  Our stores feature national, regional and local brands as well as our owned brands, and our associates provide knowledgeable customer service. Our success will depend on our ability to grow our business by building new stores and by increasing sales in our existing stores.  We have expanded our store base from 26 stores in 1997 to our current base of 98 Gander Mountain outdoor lifestyle stores in 18 states — Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Minnesota, New York, North Carolina, North Dakota, Ohio, Pennsylvania, Texas, Virginia and Wisconsin.

We were originally organized as a Delaware limited liability company on November 27, 1996, and we converted to a Delaware corporation on December 31, 2000.  We reincorporated in Minnesota in January 2004 by merging our wholly owned subsidiary formed solely for that purpose.  We have been operating our current business since our initial organization in 1996.  Our principal executive offices are located at 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101, and our general telephone number is (651) 325-4300.

“Gander Mountain,” Gander Mtn.,” “Gander Mountain Guide Series,” “We Live Outdoors,” our logos, and the other trademarks, tradenames and service marks of Gander Mountain mentioned in this prospectus or the documents incorporated by reference herein are our property.  This prospectus and the documents incorporated by reference herein also contain trademarks and service marks belonging to other entities.

A more detailed description of our business is contained in our Annual Report on Form 10-K which we have incorporated by reference into this prospectus.

The Offering

Issuer	Gander Mountain Company

Common stock offered by the selling shareholders	1,304,013 shares (1)

Common stock to be outstanding immediately after this offering	15,568,086 shares (2)

Use of proceeds

The net proceeds from the sale of the securities covered by this prospectus will be received by the selling shareholders. We will not receive any of the proceeds from any sale by any selling shareholder of the securities covered by this prospectus. See “Use of Proceeds.”

Listing of common stock	Our common stock is listed on the Nasdaq National Market under the symbol “GMTN.”

(1)                                   On August 16, 2005, we completed the private placement of floating rate convertible subordinated notes due August 15, 2010, in the principal amount of $20,000,000.  The principal amount of and accrued and unpaid interest during any semi-annual interest period on the convertible notes is convertible into shares of our common stock at a conversion price of $16.00 per share.

(2)                                   Based on the outstanding shares as of September 28, 2005 and assumes that all $20,000,000 of the outstanding convertible notes and the maximum interest that may accrue during any semi-annual interest period is converted into 1,304,013 shares of common stock.

RISKS AND FACTORS AFFECTING CURRENT AND FUTURE RESULTS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following factors, in addition to the other information contained in, or incorporated by reference in, this prospectus before making a decision to invest.  Any of the following risks could materially adversely affect our business, financial condition or results of operations.  In such case, you may lose all or part of your original investment.

Risks Related to Our Business

Our current business strategy that focuses on larger format retail stores has not been proven successful on a long-term basis and may negatively impact our operating results.

In fiscal 2003, we began implementing our current business strategy that focuses on larger format retail stores. The viability of this business strategy has not been proven on a long-term basis. We have transitioned from opening approximately 30,000 square foot stores to predominantly opening stores ranging from 50,000 to 100,000 square feet. The results we achieved at our smaller format stores may not be indicative of the results that we may achieve at our new larger format stores. The larger format increases our operating costs per store, but may not lead to proportionately increased revenues per store. Our mix of higher and lower margin merchandise in our larger format stores differs from the merchandise mix in our smaller stores, and therefore, may negatively impact our gross margins in our larger format stores. In addition, we may not carry the appropriate merchandise mix during our busiest seasons in our larger format stores. We cannot assure you that we will be successful in operating our larger format stores on a profitable basis. If a larger format store is unprofitable, the impact on our financial results could be greater than the impact of an unprofitable smaller format store.

Our concentration of stores in the Great Lakes region of the United States makes us susceptible to adverse conditions in this region, including atypical weather.

The majority of our stores are located in the Great Lakes region of the United States.  Our growth may result in other regional concentrations over time, such as in Texas.  As a result, our operations are more susceptible to regional factors than the operations of more geographically diversified competitors. These factors include regional economic and weather conditions, natural disasters, demographic and population changes and governmental regulations in the states in which we operate. Environmental changes and disease epidemics affecting fish or game populations in this region, such as chronic wasting disease, may also affect our sales. If the region were to suffer an economic downturn or other adverse event, our operating results could suffer.

Our results of operations may be harmed by unseasonably warm winter weather conditions. Many of our stores are located in areas that traditionally experience seasonably cold weather. Abnormally warm weather conditions, such as those that occurred from September through December 2004 in the Great Lakes region of the United States, could reduce our sales of these items and harm our operating results. Moreover, significant snowfalls on peak shopping days, particularly during the holiday season, could impact our sales if potential customers choose not to shop during those days.

Our operating results are subject to seasonal fluctuations which could cause the market price of our common stock to decline.

We experience substantial seasonal fluctuations in our sales and operating results. We generate approximately 65% of our net sales in our third and fourth fiscal quarters, which include the peak hunting and holiday seasons. We incur significant additional expenses in the third and fourth fiscal quarters due to higher purchase volumes and increased staffing in our stores. If, for any reason, we miscalculate the demand for our products or our product mix during the third or fourth fiscal quarters, our sales in these quarters could decline resulting in significantly lower margins and excess inventory, which could cause our annual operating results to suffer and our stock price to decline significantly.

The growth of our business will be dependent upon the availability of adequate capital.

The growth of our business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by our business and the availability of equity and debt financing.  We cannot assure you that our operations will generate positive cash flow or that we will be able to obtain equity or debt financing on acceptable terms or at all. Our credit facility contains provisions that restrict our ability to incur additional indebtedness or make substantial asset sales that might otherwise be used to finance our expansion. Security interests in substantially all of our assets, which may further limit our access to certain capital markets or lending sources, secure our obligations under the credit facility. Moreover, the actual availability of funds under our credit facility is limited to specified percentages of our eligible inventory and credit card receivables. Accordingly, opportunities for increasing our cash on hand through sales of inventory would be partially offset by reduced availability under our credit facility. As a result, we cannot assure you that we will be able to finance our current expansion plans.

Our expansion into new, unfamiliar markets presents increased risks that may prevent us from being profitable in these new markets.

Pursuant to our growth strategy, we are opening stores in new markets. We anticipate that the initial stores opened in a new market will not typically achieve operating results comparable to our existing stores until approximately their third year of operations, due in large part to factors that generally affect store performance in new markets. These factors include less familiarity with local customer preferences, difficulties in attracting customers due to a reduced level of customer familiarity with our brand, difficulties in hiring a sufficient number of qualified store associates and other matters. In addition, entry into new markets may bring us into competition with new, unfamiliar competitors. We cannot assure you that we will be successful in operating our stores in new markets on a profitable basis.

Our expansion strategy includes further penetration of our existing markets, which could cause sales at our existing stores to decline.

Pursuant to our expansion strategy, we are opening additional stores in our existing markets. Because our new, larger stores typically draw customers from a greater area, a new store may draw customers away from any existing stores in the general service area and may cause sales performance and customer counts at those existing stores to decline, which may adversely affect our overall operating results.

An inability to find suitable new store sites or delays in new store openings could materially affect our financial performance.

In order to meet our growth objectives, we will need to secure an adequate number of suitable new store sites. We require that all proposed store sites satisfy our criteria regarding cost and location established by us.  In addition, we are experiencing increased competition for store sites as our competitors seek to expand.  We cannot assure you that we will be able to find a sufficient number of suitable new sites for any planned expansion in any future period.

Our expected financial performance is based on our new stores opening on expected dates. It is possible that events such as problems with our credit, delays in the entitlements process or construction delays caused by permitting or licensing issues, material shortages, labor issues, weather delays or other acts of god, discovery of contaminants, accidents, deaths or injunctions could delay planned new store openings beyond their expected dates or force us to abandon planned openings altogether. Any failure on our part to recognize or respond to these issues may adversely affect our sales growth, which in turn may adversely affect our future operating results.

If we lose key management or are unable to attract and retain the talent required for our business, our operating results and financial condition could suffer.

Our performance depends largely on the efforts and abilities of our senior management, including our Chief Executive Officer and President, Mark Baker; our Executive Vice President and Chief Financial Officer, Dennis Lindahl; our Executive Vice President, Merchandising, Richard Vazquez; our Senior Vice President and Chief Administrative Officer, Sharon Link; our Senior Vice President, Store Operations, Andrew Carlin; our Senior Vice President, Marketing, Curt Avallone; our Senior Vice President and General Counsel, Eric Jacobsen; and our Senior Vice President, Strategy and Business Development, Michael Kelly.  None of our employees, except certain of these executive officers, have an employment agreement with us and we do not have key person insurance covering any of our employees.  If we lose the services of one or more of our key executives, we may not be able to successfully manage our business or achieve our growth objectives. As our business grows, we will need to attract and retain additional qualified personnel in a timely manner.

We rely on a single distribution center, and if there is a natural disaster or other serious disruption at the facility, we may be unable to deliver merchandise effectively to our stores.

We rely on a single distribution center in Lebanon, Indiana.  Any natural disaster or other serious disruption at this facility due to fire, tornado, flood or any other cause could damage our on-site inventory or impair our ability to use our distribution center as a docking location for merchandise.  Either of these occurrences could impair our ability to adequately stock our stores and harm our operating results.

Our planned growth may strain our business infrastructure, which could adversely affect our operations and financial condition.

We expect to grow at a rapid pace. As we grow, we will face the risk that our existing resources and systems, including management resources, accounting and finance personnel and operating systems, may be inadequate to support our growth. We cannot assure you that we will be able to retain the personnel or make the changes in our systems that may be required to support our growth. Failure to secure these resources and implement these systems could have a material adverse effect on our operating results. In addition, the retention of additional personnel and the implementation of changes and enhancements to our systems will require capital expenditures and other increased costs that could also have a material adverse impact on our operating results.

Our expansion in new and existing markets may also create new distribution and merchandising challenges, including strain on our distribution center, an increase in information to be processed by our management information systems and diversion of management attention from operations towards the opening of new stores and markets. Based on our current growth strategy we will need to increase our distribution capabilities within the next few years, which could disrupt our business operations.  In addition, we face significant costs related to compliance with the listing requirements of the Nasdaq National Market and recently enacted laws, such as the Sarbanes-Oxley Act of 2002.  To the extent that we are not able to meet these additional challenges, our sales could decrease and our operating expenses could increase.

Our ability to operate profitably is uncertain and if we do not operate profitably our financial condition and the trading price of our common stock could suffer.

Through much of our history, we have experienced net losses and negative cash flow from operations.  As of January 29, 2005, we had an accumulated deficit of $25.2 million.  We have increased our expenses significantly to expand our store base.  We may not generate sufficient revenue to offset these expenditures and may incur losses that we would not incur if we developed our business more slowly.  If our revenue grows more slowly than we anticipate, or if our cost of goods sold or operating expenses exceed our expectations, our operating results would be harmed and the trading price of our common stock could suffer.

Our business depends on our ability to meet our labor needs.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including general managers, assistant managers, customer service representatives and store associates, who understand and appreciate our “We Live Outdoors” culture and are able to adequately represent this culture to our customers.  Qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in some areas, and the turnover rate in the retail industry is high.  If we are unable to hire and retain sales associates capable of consistently providing a high level of customer service, as demonstrated by their enthusiasm for our culture and knowledge of our merchandise, our business could be materially adversely affected.  Although none of our employees is currently covered by collective bargaining agreements, we cannot guarantee that our employees will not elect to be represented by labor unions in the future, which could increase our labor costs.  Additionally, competition for qualified employees could require us to pay higher wages to attract a sufficient number of employees.  An inability to recruit and retain a sufficient number of qualified individuals in the future may delay the planned openings of new stores. Any such delays, any material increases in employee turnover rates at existing stores or any increases in labor costs could have a material adverse effect on our business, financial condition or operating results.

If we fail to anticipate changes in consumer demands, including regional preferences, in a timely manner, our operating results could suffer.

Our products appeal to consumers who regularly hunt, fish, camp and boat.  The preferences of these consumers cannot be predicted with certainty and are subject to change. In addition, due to different types of fish and game stocks and different weather conditions found in different markets, it is critical that our stores stock appropriate products for their markets.  Our success depends on our ability to identify product trends in a variety of markets as well as to anticipate, gauge and react to changing consumer demands in these markets in a timely manner.  If we misjudge the market for our products, our sales may decline significantly and we may face significant excess inventory of some products and missed opportunities for other products, which could harm our operating results.

We have been named a defendant in securities litigation and we may in the future be named in additional litigation, any of which may result in substantial costs and divert management’s attention and resources.

As described in the “Legal Proceedings” section of certain of our reports incorporated by reference in this prospectus, we and certain of our current and former officers and directors are co-defendants in securities class action litigation.  A related derivative action has been filed on our behalf naming certain of our officers and directors.  We are not able to predict the ultimate outcome of this litigation, but it may be costly and disruptive. The total costs may not be reasonably estimated at this time. Securities class action litigation can result in substantial costs and divert our management’s attention and resources, which may have a material adverse effect on our business and results of operations, including our cash flows.

In addition to securities class action litigation, we face legal risks in our business, including claims from disputes with our employees and our former employees and claims associated with product liability.  Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time.  While we maintain director and officer insurance, as well as general and product liability insurance, the amount of insurance coverage may not be sufficient to cover a claim and the continued availability of this insurance cannot be assured.  We may in the future be the target of additional litigation and this litigation may result in substantial costs and divert management’s attention and resources.

The outcome of our litigation with Cabela’s could limit our ability to respond to competition or changing market conditions.

On July 2, 2004, we filed a Complaint in the U.S. District Court for the District of Minnesota seeking a declaratory judgment that a contingent trademark licensing provision of our Noncompetition Agreement, dated May 16, 1996, with Cabela’s Incorporated, is unenforceable.  Although the noncompetition provisions of the Noncompetition Agreement expired in June 2003, Cabela’s contends that the Noncompetition Agreement may require us to grant Cabela’s a license that would restrict our ability to use of certain of our trademarks that were in existence in 1996 in a “direct marketing business” (as defined in the Noncompetition Agreement).  We filed the Complaint to seek clarification as to the interpretation and enforceability of the Noncompetition Agreement.  On August 18, 2005, the district court issued a memorandum opinion and order on the limited question of whether the contingent trademark licensing provision is legally invalid as a noncompetition agreement.  The Court ruled that the provision is not legally invalid as a noncompetition agreement, and also acknowledged that it had not been asked to determine, and was not determining, “the scope of the Contingent Trademark License or the parties respective rights thereunder.”  Those issues remain to be decided in further proceedings.  We are not able to predict the ultimate outcome of this litigation, including whether or not we will appeal the order, but it may be costly and disruptive. The total costs may not be reasonably estimated at this time.  The outcome of this dispute may impact the manner in which we market our products in the future.  It is not expected to affect the marketing of our products through retail stores.

Our computer hardware and software systems are vulnerable to damage that could harm our business.

Our success, in particular our ability to successfully manage inventory levels, largely depends upon the efficient operation of our computer hardware and software systems. We use management information systems to track inventory information at the store level, communicate customer information and aggregate daily sales, margin and promotional information. These systems are vulnerable to damage or interruption from:

•                  fire, flood, tornado and other natural disasters;

•                  power loss, computer system failures, internet and telecommunications or data network failures, operator negligence, improper operation by or supervision of employees, physical and electronic loss of data or security breaches, misappropriation and similar events;

•                  computer viruses; and

•                  upgrades, installations of major software releases and integration with new systems.

Any failure that causes an interruption in our systems processing could disrupt our operations and result in reduced sales.

We have centralized the majority of our computer systems in our corporate office. It is possible that an event or disaster at our corporate office could materially and adversely affect the performance of our company and the ability of each of our stores to operate efficiently.

If any of our key vendors or manufacturers fails to supply us with merchandise, we may not be able to meet the demands of our customers and our sales could decline.

We depend on merchandise purchased from our vendors and sourced from third-party manufacturers to obtain products for our stores.  Our vendors and manufacturers could discontinue selling products to us at any time.  The loss of any key vendor or manufacturer for any reason could limit our ability to offer products that our customers want to purchase. In addition, we believe many of our vendors obtain their products from China, Taiwan, Korea, Mexico and other foreign countries and we source products from third-party manufacturers in foreign countries.  A vendor could discontinue selling to us products manufactured in foreign countries at any time for reasons that may or may not be in our control or the vendor’s control, including foreign government regulations, political unrest, war, disruption or delays in shipments, changes in local economic conditions and trade issues.  These same reasons could cause our third-party manufacturers to discontinue selling products to us at any time.  Changes in commercial practices of our key vendors or manufacturers, such as changes in vendor support and incentives or changes in credit or payment terms, could negatively impact our results.  Our operating results could also suffer if we are unable to promptly replace a vendor or manufacturer who is unwilling or unable to satisfy our requirements with a vendor or manufacturer providing equally appealing products.

We may pursue strategic acquisitions, which could have an adverse impact on our business.

We have considered acquisitions in the past and we may from time to time acquire complementary companies or businesses.  Acquisitions may result in difficulties in assimilating acquired companies, and may result in the diversion of our capital and our management’s attention from other business issues and opportunities.  We may not be able to successfully integrate companies that we acquire, including their personnel, financial systems, distribution, operations and general store operating procedures. If we fail to successfully integrate acquired companies, our business could suffer. In addition, the integration of any acquired business, and its financial results, into ours may adversely affect our operating results.

Risks Related to Our Industry

A downturn in the economy may affect consumer purchases of discretionary items, which could harm our operating results.

In general, our sales represent discretionary spending by our customers. Discretionary spending is affected by many factors, including, among others:

•                  general business conditions,

•                  interest rates,

•                  inflation,

•                  consumer debt levels,

•                  the availability of consumer credit,

•                  taxation,

•                  fuel prices and electrical power rates,

•                  unemployment trends,

•                  natural disasters,

•                  terrorist attacks and acts of war, and

•                  other matters that influence consumer confidence and spending.

Our customers’ purchases of discretionary items, including our products, could decline during periods when disposable income is lower or periods of actual or perceived unfavorable economic conditions. If this occurs, our operating results could suffer.

Competition in the outdoor products industry could limit our growth and harm our operating results.

The retail market for outdoor products is highly fragmented and competitive with competition increasing in recent periods. Our current and prospective competitors include many large companies that have substantially greater market presence, name recognition, and financial, marketing and other resources than we do. In addition, most of our largest competitors have undertaken accelerated growth strategies.  We compete directly or indirectly with the following categories of companies:

•                  local specialty stores;

•                  traditional sporting goods chains, such as The Sports Authority, Dick’s Sporting Goods and Academy;

•                  catalog and Internet-based retailers, such as Cabela’s, Bass Pro and Sportsman’s Guide;

•                  large format entertainment-focused outdoor retailers, such as Cabela’s and Bass Pro;

•                  regional outdoor-focused chains, such as Sportsman’s Warehouse;

•                  discount chains and mass merchants, such as Wal-Mart, Kmart and Target Corporation; and

•                  marinas and marine supply stores, such as West Marine and Boater’s World.

Pressure from our competitors could require us to reduce our prices or increase our spending for advertising and promotion, which, due to our “every day low price” strategy, would erode our margins. Increased competition in markets in which we have stores or the adoption by competitors of innovative store formats, aggressive pricing strategies and retail sale methods, such as the Internet, could cause us to lose market share and could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims relating to our sale of outdoor equipment and firearms, and our insurance may not be sufficient to cover damages related to those claims.

We may incur damages due to lawsuits relating to outdoor equipment that we sell.  For example, we sell tree stands, which are equipment that hunters attach to trees to allow them to sit above the ground while hunting, and have been sued in the past and may incur damages in the future due to lawsuits relating to injuries or deaths associated with the tree stands sold by us. In addition, we sell and service rifles, shotguns and handguns, along with archery equipment, which are products that are associated with an increased risk of injury and death.  We may incur damages due to lawsuits relating to the improper use of firearms sold by us, including lawsuits by municipalities or other organizations attempting to recover costs from firearm manufacturers and retailers relating to the misuse of firearms.  We may be subject to lawsuits relating to our performance of background checks on firearms purchasers as mandated by state and federal law. We also sell and service all terrain vehicle (ATVs), which are motorized vehicles designed for off-road use, and boats.  Lawsuits relating to the products we sell could result in substantial liability, which would adversely affect our business and financial condition.  There is a risk that claims or liabilities relating to products we sell will exceed our insurance coverage and we may be unable to retain adequate liability insurance in the future. In addition, the commencement of lawsuits against us relating to our sale of outdoor equipment or firearms could cause us to reduce our sales of those products.

Increased regulation of the sale of firearms could cause us to reduce our firearm sales, which could harm our operating results

Increased federal, state or local regulation, including taxation, of the sale of firearms in our current markets or in future markets in which we may operate could cause us to reduce our firearm sales.  Sales of firearms represent a significant percentage of our net sales and are critical in drawing customers to our stores.  A substantial reduction in our sales of firearms due to the establishment of new regulations could harm our operating results.

Some of the products and services we sell are highly regulated, which could lead to high compliance costs.

We are subject to regulation by the Bureau of Alcohol, Tobacco, Firearms and Explosives, the Consumer Product Safety Commission, the Occupational Safety and Health Administration and similar state regulatory agencies. If we fail to comply with government and industry safety standards, we may be subject to claims, lawsuits, fines and adverse publicity that could have a material adverse effect on our business, results of operations and financial condition. In addition, regulations issued by the Bureau of Alcohol, Tobacco, Firearms and Explosives may delay our ability to change certain of our officers and prohibit some individuals from serving in certain of our offices.

Risks Related to Ownership in Our Company by the Erickson Family and Their Affiliates

Erickson family members and their affiliates own a controlling interest in our company and these individuals and entities may have interests that differ from those of our other shareholders.

Members of the Erickson family and their affiliates collectively own a controlling interest in us through a combination of their individual stock ownership and their control of our largest shareholder, Holiday Stationstores, Inc.  Assuming the full conversion of the principal amount of the notes into shares of our common stock and no sales by members of the Erickson family and their affiliates, the Erickson family and their affiliates would own over 45% of our then outstanding voting stock.  As a result, Holiday Stationstores, Inc. and members of the Erickson family are able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions.  They may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests.  The concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

No members of the Erickson family or the entities they control are subject to any contractual obligations to retain their controlling interest.  Holiday Stationstores, Inc. and certain individual members of the Erickson family have rights to cause us to register their shares.  A sale by the Erickson family or their affiliates of a large interest in us, or the perception that such a sale could occur, could cause the market price of our common stock to decline significantly.

Conflicts of interest may arise as a result of the controlling interest in our company owned by the Erickson family.

Conflicts of interest may arise as a result of the continued collective controlling ownership interest of Holiday Stationstores, Inc. and the members of the Erickson family.  We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with unaffiliated parties.  These conflicts may include the structure and timing of transfers by Holiday Stationstores, Inc. and members of the Erickson family of all or any portion of their ownership interest in us and the ability of Holiday Stationstores, Inc. and members of the Erickson family to control our management and affairs.

Two members of our board of directors are members of the Erickson family, including Ronald Erickson, our Chairman, and Gerald Erickson.  In the ordinary course of business we provide material, non-public information about our company to Ronald Erickson and to Gerald Erickson.  Although people who receive material non-public information about our company are subject to federal law regarding their use of such information, we cannot control their use of such information, which may be adverse to the interests of other shareholders.

Risks Related to Our Common Stock and this Offering

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our articles of incorporation permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our shareholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

Certain provisions of Minnesota law may make a takeover of our company more difficult, depriving shareholders of opportunities to sell shares at above-market prices.

Certain provisions of Minnesota law may have the effect of discouraging attempts to acquire us without the approval of our board of directors. Section 302A.671 of the Minnesota statutes, with certain exceptions, requires approval of any acquisition of the beneficial ownership of 20% or more of our voting stock then outstanding by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s shares. Section 302A.673 of the Minnesota statutes generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which includes any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s share acquisition date. Consequently, our common shareholders may lose opportunities to sell their stock for a price in excess of the prevailing market price due to these protective measures.

The price of our common stock is volatile.

The trading price of our common stock fluctuates substantially.  These fluctuations could cause you to lose part or all of your investment in our shares of common stock. The factors that could cause fluctuations include, but are not limited to, the following:

•                  price and volume fluctuations in the overall stock market from time to time;

•                  significant volatility in the market price and trading volume of outdoor and sporting goods companies and other retail companies;

•                  actual or anticipated changes in our earnings, fluctuations in our operating results or the failure to meet the expectations of financial market analysts and investors;

•                  investor perceptions of the outdoor products and sporting goods industry and retail industries in general and our company in particular;

•                  the operating and stock performance of comparable companies;

•                  general economic conditions and trends;

•                  major catastrophic events;

•                  changes in accounting standards, policies, guidance, interpretation or principles;

•                  adverse weather conditions in our markets;

•                  regulatory changes;

•                  loss of external funding sources;

•                  sales of large blocks of our stock or sales by insiders; or

•                  departures of key personnel.

We do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.

We have never declared or paid any cash dividends on our shares of common stock. We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. In addition, our credit facility restricts, among other things, our ability to pay cash dividends or other non-stock distributions on any shares of our capital stock.

USE OF PROCEEDS

The net proceeds from the sale of the common stock covered by this prospectus will be received by the selling shareholders.  We will not receive any proceeds from the sale by any selling shareholder of the shares of common stock offered by this prospectus.

SELLING SHAREHOLDERS

Transaction Overview

On August 16, 2005, we entered into a note purchase agreement with the David C. Pratt Irrevocable Grantor Retained Annuity Trust, dated 12/1/92.  The note purchase agreement provided for the issuance and purchase of our floating rate convertible subordinated notes in the aggregate amount of $20,000,000. The notes were sold at 100% of face value, and we received net proceeds of approximately $19,950,000, after payment of legal and other expenses.

These notes mature on August 16, 2010, with the interest payable semi-annually.  The notes are convertible immediately by the investors, in whole or in part, into shares of our common stock at an initial conversion price equal to $16.00.  Resale of the shares of our common stock issuable upon conversion of these notes is covered by this prospectus.

After two years from the date of issuance, we have the right to redeem all or any portion of the notes at 100% of the remaining principal of notes then outstanding, plus all accrued and unpaid interest, so long as we provide at least ten days prior notice of the holders of the notes.

The conversion price of the notes is subject to adjustment in the event of stock splits, dividends and certain combinations.

The table below lists the selling shareholders and the other information regarding the ownership of the common stock by each of the selling shareholders.  To our knowledge, each of the persons named in the table has the sole voting and investment power with respect to the common stock listed in the table opposite its name.  Percentage ownership is based upon 14,264,073 shares of common stock outstanding, as of September 28, 2005.

	Shares Beneficially Owned Prior to the Offering (1)			Shares Offered by This	Shares Beneficially Owned Subsequent to the Offering (1)(2)
Name of Selling Shareholder	Shares		Percent	Prospectus	Shares	Percent
David C. Pratt Irrevocable Grantor Retained Annuity Trust, dated 12/1/92 (3)	2,704,013	(4)	17.4%	1,304,013	1,400,000	9.0%

(1)                                  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

(2)                                  Assumes the sale of all shares offered hereby.  The selling shareholders may elect to sell none, some or all of the shares offered hereby.

(3)                                  David C. Pratt, a member of our board of directors, is currently a beneficiary of the David C. Pratt Irrevocable Grantor Retained Annuity Trust dated 12/1/92.  Mr. Pratt has no participation in the investment decisions with respect to trust assets or to the voting of trust interests.  The securities held by the trust are deemed to be beneficially owned by Mark R. Gale (as the sole owner and controlling person of Calco, Inc. which is the trustee of the trust).  Although Mr. Pratt has no voting or investment power over the trust, Messrs. Pratt and Gale acknowledge, without so admitting, that they could be deemed to constitute a “group” with respect to the trust’s investments in our securities.  Mr. Pratt and Mr. Gale are not related by blood or marriage.  Mr. Gale disclaims beneficial ownership of all of the securities held by the trust.

(4)                                  Consists of 1,400,000 shares of common stock and up to 1,304,013 shares of common stock issuable upon conversion of the notes.  As of September 28, 2005, no portion of the notes had been converted to common stock.

We are required by the terms of the note purchase agreement to prepare and file the registration statement of which this prospectus forms a part with the Commission, and all amendments and supplements necessary to keep the registration statement effective until the earlier of (i) the date on which all of the common stock issuable upon conversion of the notes have been sold and no further common stock may be issued in the future upon conversion of the notes, or (ii) the date on which all the common stock issuable upon conversion of the notes may be immediately sold without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of shares of common stock to be sold, pursuant to Rule 144 of the Securities Act or otherwise.  The note purchase agreement provides, among other things, that we will pay all expenses in connection with any such registration, other than underwriting discounts and selling commissions.

Except as noted above, the selling shareholders have not had, within the past three years, any position, office, or other material relationship with us or any of our affiliates.  The selling shareholders may have sold, transferred, or otherwise disposed of a portion of their securities of our company  since the date on which they provided information regarding their holdings to us.

PLAN OF DISTRIBUTION

The selling shareholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell our common stock directly to purchasers or through underwriters, broker-dealers or agents, or through a combination of any of the foregoing, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers.  The name of any such underwriter, broker-dealer or agent involved in the offer and sale of securities, the amounts underwritten and the nature of its obligations to take the securities will be named, in the event a prospectus supplement is required, in the applicable prospectus supplement.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

Sales of common stock may involve:

•                  sales to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

•                  block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

•                  purchases by a broker or dealer as principal who resells the shares for its account;

•                  an exchange distribution in accordance with the rules of any such exchange;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•                  privately negotiated sales, which may include sales directly to institutions.

The common stock may be sold in one or more transactions at:

•                  fixed prices;

•                  prevailing market prices at the time of sale;

•                  prices related to the prevailing market prices;

•                  varying prices determined at the time of sale; or

•                  negotiated prices.

These sales may be effected in transactions:

•                  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

•                  in the over-the-counter market;

•                  otherwise than on such exchanges or services or in the over-the-counter market;

•                  through the writing of options, whether the options are listed on an options exchange or otherwise; or

•                  through the settlement of short sales.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with the sale of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions.  These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders.  The selling shareholders may also sell the common stock short and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the Nasdaq National Market.  In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

Broker-dealers or agents who participate in the sale of our common stock are “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933.  Selling shareholders who participate in the sale of the common stock may also be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933.  Profits on the sale of the common stock by selling shareholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  The NASD has informed us that the maximum compensations a selling shareholder may pay to any member of the National Association of Securities Dealers in connection with any underwritten public offering cannot exceed 8% of the gross proceeds of the offering.  Selling shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.  To the extent the selling shareholders are deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act of 1933.

The selling shareholders and any other person participating in a distribution are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder.  Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other person.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act.

A selling shareholder may decide not to sell any of the common stock described in this prospectus.  We cannot assure holders that any selling shareholder will use this prospectus to sell any or all of the common stock.  Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.  In addition, a selling shareholder may transfer, devise or gift the underlying common stock by other means not described in this prospectus.

With respect to a particular offering of the common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•                  the common stock to be offered and sold;

•                  the names of the selling shareholders;

•                  the respective purchase prices and public offering prices and other material terms of the offering;

•                  the names of any participating agents, broker-dealers or underwriters; and

•                  any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

We entered into the note purchase agreement for the benefit of holders of the common stock under applicable federal and state securities laws under certain circumstances and at certain times.  The note purchase agreement provides that we and the selling shareholders will indemnify each other and each other’s respective directors, officers, agents, employees and controlling persons and the directors, officers, agents and employees of such controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act of 1933, or will be entitled to contribution in connection with those liabilities.  We will pay all of our expenses and specified expenses incurred by the selling shareholders incidental to the registration, offering and sale of the common stock to the public, but each selling shareholder will be responsible for payment of underwriting discounts and selling commissions with regard to the sale of common stock.

VALIDITY OF THE SECURITIES

The validity of shares of common stock will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 29, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the sale of the securities being registered:

SEC registration fee	$1,391
Printing fees and expenses	1,000
Legal fees and expenses	41,000
Accounting fees and expenses	5,000
Miscellaneous	1,000

Total	$49,391

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are subject to Minnesota statutes Chapter 302A, the Minnesota Business Corporation Act, known as the Corporation Act.  Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person complained of in the proceeding, are: (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation’s board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

We also maintain a director and officer insurance policy to cover our company and our directors and officers against certain liabilities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (2)
4.1	Specimen of common stock certificate (3)
4.2	Form of Floating Rate Convertible Subordinated Note (4)
4.3	Note Purchase Agreement, dated August 16, 2005, among the registrant and the purchaser named therein (5)
5	Opinion of Faegre & Benson LLP*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Faegre & Benson LLP (included in Exhibit 5)
24	Powers of Attorney*

*                                         Filed herewith.

(1)                                  Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1

(Registration No. 333-112494), filed with the SEC on March 15, 2004.

(2)                                  Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(3)                                  Incorporated by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(4)                                  Incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), filed with the SEC on August 17, 2005.

(5)                                  Incorporated by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), filed with the SEC on August 17, 2005.

ITEM 17.  UNDERTAKINGS

(a)               The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota on September 29, 2005.

GANDER MOUNTAIN COMPANY

/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 29, 2005 by the following persons in the capacities indicated:

Name	Title

/s/ *	Chief Executive Officer, President and
Mark R. Baker	Director (Principal Executive Officer)

Executive Vice President, Chief Financial
/s/ *	Officer and Treasurer
Dennis M. Lindahl	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board
Ronald A. Erickson

/s/ *	Director
Karen M. Bohn

/s/ *	Director
Marshall L. Day

/s/ *	Director
Richard C. Dell

/s/ *	Director
Gerald A. Erickson

/s/ *	Director
Dale Nitschke

Director
David C. Pratt

*                                         Dennis M. Lindahl, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by these persons.

/s/ Dennis M. Lindahl
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (2)
4.1	Specimen of common stock certificate (3)
4.2	Form of Floating Rate Convertible Subordinated Note (4)
4.3	Note Purchase Agreement, dated August 16, 2005, among the registrant and the purchaser named therein (5)
5	Opinion of Faegre & Benson LLP*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Faegre & Benson LLP (included in Exhibit 5)
24	Powers of Attorney*

*                                         Filed herewith.

(1)                                  Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(2)                                  Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(3)                                  Incorporated by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(4)                                  Incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), filed with the SEC on August 17, 2005.

(5)                                  Incorporated by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), filed with the SEC on August 17, 2005.